EXHIBIT 99.1

Terra Tech Corp. Subsidiary Edible Garden to be Featured on ‘Plant Based by Nafsika’ on A&E

Terra Tech ramps up marketing campaign for Edible Garden brand

Irvine, CA — July 20, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), announced today it is ramping up its marketing campaign for its subsidiary, Edible Garden®, a provider of fresh, locally grown herbs and leafy greens nationwide. As part of the Company’s new marketing campaign, Edible Garden has secured a feature slot for its nutritionally-enhanced SUPERLEAF™ salad on the television show ‘Plant Based by Nafsika’, on A&E’s FYI Channel at 7:30 am ET on July 26, 2017. In addition to being featured in the episode, Edible Garden will also air commercials during the program’s advertisement breaks. The exposure to Plant Based by Nafsika’s audience is expected to increase brand recognition among Edible Garden’s core target customer base in the healthy living sector.

Edible Garden was established in 2007 and utilizes time-tested, advanced Dutch hydroponic farming methods to grow fresh produce in a safe and healthy environment. Founded on the importance of providing consumers with healthy and natural products, Edible Garden has developed into a national brand grown by a co-op of local growers. Its products are 100% natural, USDA Certified Organic and Non-GMO Project Verified. Plant Based by Nafsika, the world's first vegan lifestyle series, will showcase Edible Garden’s produce in the first episode of season 2. Plant Based by Nafsika engages its viewers through plant-based cooking demonstrations and interactive segments. It features various celebrity guests, fashion icons, and nutritional gurus sharing, incorporating and exploring the exciting aspects of living a healthy, sustainable lifestyle. For more information visit: http://plantbasedbynafsika.com/

Derek Peterson, CEO of Terra Tech Corp., commented, “Edible Garden is focused on producing innovative, all natural products while maintaining a strong commitment to integrity during the production process and I am looking forward to seeing its produce featured on Nafsika’s vegan lifestyle program, which is watched by healthy-living enthusiasts around the country. We have worked hard to expand Edible Garden’s range of fresh herbs and greens, which includes “living” produce with the root system still intact, as well as cut lettuce and our nutritionally-enhanced SUPERLEAF salad. All products are 100% natural and certified by the Global Food Safety Initiative (GFSI), an industry driven global collaborative platform to advance food safety. Our commitment to research and innovation, and our sustainable production practices, means there is no competition when it comes to the quality, sustainability and integrity of Edible Garden products. We are delighted to see Edible Garden continue to gain traction as we invest in our marketing efforts and improve brand recognition.”

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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